EXHIBIT 99.1

FOR IMMEDIATE RELEASE
August 9, 2006
Contact: Mr. Donald A. Moll
Telephone: (773) 382-2110
E-mail: dmoll@royal-bank.us

ROYAL FINANCIAL, INC. ANNOUNCES OPENING OF TWO NEW BRANCHES

Chicago, Illinois - August 9, 2006 - Royal Financial, Inc. (OTC Bulletin Board: RYFL.OB), the holding company of Royal Savings Bank, announced that it has opened two new branch offices. On August 7th, the Bank opened a new office at 19802 South Harlem Avenue, in Frankfort, Illinois, telephone (708) 895-6442, and on August 8th, the Bank established its first branch in Northwest Indiana, located at 713 US Highway 41 in Schererville, telephone (219) 864-8420. The addition of these two branches brings the Bank’s total branch offices to five.

Initially chartered in 1887, Royal Savings Bank offers a range of checking and savings products, a full line of home and personal loans and commercial lending solutions. Royal Savings Bank operates two branches in southern Chicago, two branches in the south suburbs of Chicago, and one branch in Northwest Indiana.